Exhibit 21.1

Subsidiaries of Universal Compression Holdings, Inc.

Beijing Universal Compression Technical Services Company Ltd.	China
Compression Services de Mexico, S.A. de C.V.	Mexico
Compressor Systems International, Inc.	Delaware
Energy Dynamics de Venezuela, C.A.	Venezuela
Enterra Compression Investment Company	Delaware
Excel Energy Services Limited	Nigeria
Oceanic Compression Services Pty Ltd	Australia
Probalance Engenharia Ltda.	Brazil
PT Universal Compression Indonesia	Indonesia
Quimex S.A.	Switzerland
UC Canadian Partnership Holdings Company	Nova Scotia, Canada
UC Canadian Partnership Minority Holdings Company	Nova Scotia, Canada
UC Operating Partnership, L.P.	Delaware
UCI Compressor Holding, L.P.	Delaware
UCI GP LP LLC	Delaware
UCI Leasing Holding GP LLC	Delaware
UCI Leasing Holding LP LLC	Delaware
UCI MLP LP LLC	Delaware
UCLP Leasing GP LLC	Delaware
UCLP Leasing, L.P.	Delaware
UCLP OLP GP LLC	Delaware
UCO Compression 2005 LLC	Delaware
UCO Compression Holding, L.L.C.	Delaware
UCO General Partner, LP	Delaware
UCO GP, LLC	Delaware
Universal Compression (Australia) Pty Ltd	Australia
Universal Compression (Thailand), Ltd.	Thailand
Universal Compression Argentina S.A.	Argentina
Universal Compression B.V.	The Netherlands
Universal Compression Bolivia Ltda.	Bolivia
Universal Compression Canada, Limited Partnership	Nova Scotia, Canada
Universal Compression Canadian Holdings, Inc.	Delaware
Universal Compression de Mexico, S.A. de C.V.	Mexico
Universal Compression de Venezuela Unicom, C.A.	Venezuela
Universal Compression del Peru S.R.L.	Peru
Universal Compression Finance Company Ltd.	Barbados
Universal Compression International Holdings, S.L.U.	Spain
Universal Compression International Ltd.	Cayman Islands
Universal Compression International, Inc.	Delaware
Universal Compression Ltda.	Brazil
Universal Compression of Colombia Ltd.	Cayman Islands
Universal Compression Partners, L.P.	Delaware
Universal Compression Services de Venezuela, C.A.	Venezuela
Universal Compression Services, LLC	Delaware
Universal Compression Singapore Pte. Ltd.	Singapore
Universal Compression Trade Holdings ULC	Alberta, Canada
Universal Compression, Inc.	Texas
Uniwhale de Colombia E.U.	Colombia
Uniwhale Ltd.	Cayman Islands